EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

T. Kent Smith President & CEO TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873 732-748-1700	Donald C. Weinberger Andria Pilo-Arena (Media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com andria@wolfeaxelrod.com

TEAMSTAFF, INC. REPORTS ACCELERATION OF STOCK OPTION VESTING

SOMERSET, New Jersey – August 29, 2005 — TeamStaff, Inc. (NASDAQ: TSTF), a national provider of medical staffing services, today announced that its Board of Directors accelerated the vesting of certain unvested and "out-of-the-money" stock options previously awarded to employees and officers that have exercise prices per share of $1.60 or higher. As a result, options to purchase 368,000 shares of TeamStaff stock became exercisable immediately. Based upon today's closing stock price of $1.35, none of these options have economic value at this time.

Options held by non-employee directors issued under the Company's Non-Employee Director Plan are excluded from the vesting acceleration. In addition, in order to prevent unintended personal benefits to executive officers, restrictions will be imposed on any shares received through the exercise of accelerated options held by those individuals. Those restrictions will prevent the sale of any shares received from the exercise of an accelerated option prior to the original vesting date of the option or the individual's termination of employment, whichever is earlier.

Under the recently revised Financial Accounting Standards Board Statement No. 123, "Share-Based Payment," TeamStaff will apply the expense recognition provisions relating to stock options beginning in the first quarter of 2006. As a result of the acceleration, the company expects to reduce the stock option expense it otherwise would be required to record by approximately $100,000 in 2006 and $11,000 in 2007, each on a pre-tax basis.

"We believe the acceleration is in the best interest of stockholders as it will reduce the company's reported compensation expense in future periods in light of new accounting regulations that are presently scheduled to take effect," said Rick Filippelli, TeamStaff's vice president and chief financial officer. "In addition, because the accelerated options are underwater with exercise prices in excess of current market values, they may not be fully achieving their original objectives of incentive compensation and employee retention. We believe the acceleration may have a positive effect on employee morale and retention."

Special Note on Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the projected impact of FAS 123R and the effect of accelerating "underwater" options; the use of the Black Scholes methodology; and the incentive and retention value of the options. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include our use of a different valuation methodology and the possibility that subsequent pronouncements or interpretations of the FASB or other regulatory bodies may alter the accounting treatment prescribed for stock options. Many other factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in accounting standards or in other factors affecting valuation of stock option expense (including prevailing interest rate, volatility of stock price and assumptions regarding forfeitures and expirations of options); changes in prevailing equity compensation practices and the manner in which employees perceive stock options; changes in overall global or regional economic conditions; changes in demand for our services;

competitors' actions; loss of key customers; the inability to attract and retain key management and other employees, order cancellations or reduced bookings; changes in revenue yields or output; risks related to liability claims; regulatory risks and significant litigation. These and other risks are detailed from time to time in TeamStaff's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended September 30, 2004 and Forms 10-Q for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005 and available at the Investor Relations section of TeamStaff's web site at http://www.teamstaff.com or the SEC's web site at www.sec.gov. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TeamStaff, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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